As filed with the Securities and Exchange Commission on August 31, 2006

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ARENA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	23-2908305
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

6166 Nancy Ridge Drive
San Diego, California 92121
(858) 453-7200

(Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Steven W. Spector, Esq.
Senior Vice President, General Counsel and Secretary
6166 Nancy Ridge Drive
San Diego, California 92121
(858) 453-7200

(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Steven M. Przesmicki, Esq.
Cooley Godward LLP
4401 Eastgate Mall
San Diego, CA 92121
(858) 550-6000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Number of Shares to be Registered	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $.0001 per share, including related rights to purchase Series A Junior Participating Preferred Stock(1)	12,500,000	$11.86	$148,250,000	$15,863

       (1)  Pursuant to Rule 416 under the Securities Act of 1933, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

       (2)  Estimated solely for the purpose of calculating the amount of the registration pursuant to Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low prices for the common stock on August 30, 2006, as reported by the NASDAQ Global Market.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion, Dated August 31, 2006

PROSPECTUS

Arena Pharmaceuticals, Inc.

Common Stock

Our common stock is listed on the NASDAQ Global Market under the symbol “ARNA.” On August 30, 2006, the last reported sale price of our common stock on the NASDAQ Global Market was $11.98 per share.

This prospectus and the accompanying prospectus supplement will allow us to sell up to 12,500,000 shares of our common stock over time in one or more offerings. Each time we offer shares, we will provide you with a supplement to this prospectus. You should read this prospectus, the information incorporated by reference in this prospectus and any prospectus supplement carefully before you invest.

Investing in our common stock involves a high degree of risk. See “Risk Factors” on page 2 of this prospectus and as updated in our future filings made with the Securities and Exchange Commission, which are incorporated by reference in this prospectus.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

The securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is              , 2006.

We are not making an offer to sell or seeking an offer to buy shares of our common stock under this prospectus or any applicable prospectus supplement in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein are accurate only as of their respective dates, regardless of the time of delivery of this prospectus or any sale of a security.

About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration statement, we may sell up to 12,500,000 shares of our common stock in one or more offerings. Each time we sell any of our common stock under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also add, update or change in a prospectus supplement any of the information contained in this prospectus or in documents we have incorporated by reference into this prospectus. This prospectus, together with any applicable prospectus supplement and the documents incorporated by reference into this prospectus, include all material information relating to this offering. You should carefully read both this prospectus and any applicable prospectus supplement together with the additional information described under “Where You Can Find More Information” before buying common stock in this offering.

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Summary

Arena Pharmaceuticals, Inc.

We are a clinical-stage biopharmaceutical company focusing our research and development efforts on small molecule drugs in four major therapeutic areas: metabolic, central nervous system, cardiovascular and inflammatory diseases. We are developing a broad pipeline of compounds targeting an important class of drug targets called G protein-coupled receptors, or GPCRs, using our knowledge of GPCRs and our technologies, including CART™ and Melanophore. We have four internally discovered, clinical-stage drug candidates for major diseases. Our most advanced unpartnered drug candidates are lorcaserin hydrochloride, which is under investigation for the treatment of obesity, and APD125, which is under investigation for the treatment of insomnia. We also have two clinical-stage collaborations with major pharmaceutical companies: Merck & Co., Inc. and Ortho-McNeil, Inc.

The pharmaceutical marketplace in which we operate includes many large, well-established companies competing with us to develop or market treatments for the same diseases and disorders. See “Risk Factors”.

Arena Pharmaceuticals® and Arena® are registered service marks of Arena. CART™ is an unregistered service mark of Arena. “APD” is an abbreviation for Arena Pharmaceuticals Development.

We incorporated in the state of Delaware in April 1997. Our corporate offices are located at 6166 Nancy Ridge Drive, San Diego, California 92121. Our telephone number is (858) 453-7200. Our website address is www.arenapharm.com. Information contained in our website does not constitute part of this prospectus.

Unless otherwise specified or required by context, references in this prospectus to “we,” “us,” “our” and “Arena” refer to Arena Pharmaceuticals, Inc. and our subsidiaries on a consolidated basis.

Risk Factors

An investment in our common stock involves a high degree of risk. Before you make a decision to invest in our common stock, you should consider carefully the risks described in the section entitled “Risk Factors” contained in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006, as filed with the SEC on August 4, 2006, which is incorporated herein by reference in its entirety, as well as any amendment or update thereto reflected in subsequent filings with the SEC. If any of these risks actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose part or all of your investment. Moreover, the risks described are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business, operating results, prospects or financial condition.

Forward-Looking Statements

This prospectus, including the documents that we incorporate by reference herein, contains, and any applicable prospectus supplement including the documents we incorporate by reference therein may contain, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements can generally be identified as such because the context of the statement will include words such as “may,” “will,” “intends,” “plans,” “believes,” “anticipates,” “expects,” “estimates,” “predicts,” “potential,” “continue,” or “opportunity,” the negative of these words or words of similar import. Similarly, statements that describe our future plans, strategies, intentions, expectations, objectives, goals or prospects are also forward-looking statements. Discussions containing these forward-looking statements may be found, among other places, in “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q for the quarters ended subsequent to our filing of such Annual Report on Form 10-K with the SEC, as well as any amendments thereto reflected in subsequent filings with the SEC. These forward-looking statements are or will be, as applicable, based largely on our expectations and projections about future events and future trends affecting our business, and so are or will be, as applicable, subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The risks and uncertainties include, among others, those referenced in “Risk Factors” above and in any applicable prospectus supplement and any documents incorporated by reference herein or therein.

In addition, past financial or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus or the prospectus supplement or the date of documents incorporated by reference in this prospectus that include forward-looking statements.

Use of Proceeds

Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of our common stock under this prospectus for the clinical and preclinical development of our internally discovered drug candidates, for discovery research for new drug candidates, and for general corporate purposes, including working capital.

Description of Capital Stock

As of the date of this prospectus, our amended and restated certificate of incorporation, as amended, authorizes us to issue 142,500,000 shares of common stock, par value $.0001 per share, and 7,500,000 shares of preferred stock, par value $.0001 per share. As of August 29, 2006, there were 47,359,765 shares of common stock outstanding. To date, our board of directors has designated 350,000 of the authorized shares of preferred stock as Series A Junior Participating Preferred Stock (the “Series A Preferred Stock”), which series is described in greater detail below under “Share Purchase Rights Plan,” and 4,650 of the authorized shares of preferred stock as Series B Convertible Preferred Stock as described in greater detail below under “Series B Preferred Stock.” As of August 29, 2006, no shares of Series A Preferred Stock and 4,650 shares of Series B Convertible Preferred Stock were outstanding.

The following summary describes the material terms of our capital stock and stockholder rights plan. The description of capital stock and stockholder rights plan is qualified by reference to our amended and restated certificate of incorporation, our bylaws, the certificate of designations of our Series A Preferred Stock and our Series B Convertible Preferred Stock, and our stockholder rights plan, which are incorporated by reference as exhibits into the registration statement of which this prospectus is a part.

Common Stock

Voting.   Common stockholders are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval.

Dividends and Other Distributions.   Holders of our common stock are entitled to share in an equal amount per share in any dividends declared by our board of directors on the common stock and paid out of legally available assets.

Distribution on Dissolution.   Subject to any preferential rights of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock.

Other Rights.   Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights.

Preferred Stock

Under our amended and restated certificate of incorporation, as amended, our board of directors has the authority, without further action by stockholders, to designate up to 7,500,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock. To date, our board of directors has designated 350,000 of the authorized shares of preferred stock as the Series A Preferred Stock, which series is described in greater detail below under “Share Purchase Rights Plan,” and 4,650 of the authorized shares of preferred stock as Series B Convertible Preferred Stock as described in greater detail below under “Series B Preferred Stock.”

The issuance of additional preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of the common stock. The issuance of preferred stock also could have the effect of delaying, deterring or preventing a change in control of us.

Share Purchase Rights Plan.   Each outstanding share of our common stock has attached to it one preferred share purchase right, which we refer to as a Right. Each Right entitles the registered holder to purchase from us one one-hundredth of a share of Series A Preferred Stock at a price of $36 (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated as of October 30, 2002, as amended, between us and Computershare Trust Company, Inc. as Rights Agent, which is incorporated by reference as an exhibit into the registration statement of which this prospectus is a part.

Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) have acquired beneficial ownership of 10% or more of our outstanding common stock or (ii) 10 business days (or such later date as may be determined by action of our board of directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 10% or more of our outstanding common stock (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced, with respect to any of our common stock certificates outstanding as of November 13, 2002, by such common stock certificate with a copy of the Summary of Rights in the form attached as Exhibit C to the Rights Agreement.

The Rights Agreement provides that none of our directors or officers shall be deemed to beneficially own any of our common stock owned by any other director or officer by virtue of such persons acting in their capacities as such, including, without limitation, in connection with any formulation and publication of our board of directors’ recommendation of its position, and any actions taken in furtherance thereof, with respect to any acquisition proposal relating to Arena, a tender or exchange offer for any of our common stock or any solicitation of proxies with respect to any of our common stock.

The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with our common stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new common stock certificates issued after November 13, 2002, upon transfer or new issuance of our common stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for our common stock outstanding as of November 13, 2002, even without such notation or a copy of the Summary of Rights attached thereto, will also constitute the transfer of the Rights associated with our common stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of our common stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire on October 30, 2012, (the “Final Expiration Date”), unless the Final Expiration Date is extended or the Rights are earlier redeemed or exchanged by us, in each case, as described below.

The Purchase Price payable, and the number of shares of the Series A Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A Preferred Stock, (ii) upon the grant to holders of the Series A Preferred Stock of certain rights or warrants to subscribe for or purchase Series A Preferred Stock at a price, or securities convertible into Series A Preferred Stock with a conversion price, less than the then current market price of the Series A Preferred Stock or (iii) upon the distribution to holders of the Series A Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Series A Preferred Stock) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights and the number of one one-hundredths of a share of Series A Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of our common stock or a stock dividend on our common stock payable in our common stock or subdivisions, consolidations or combinations of our common stock occurring, in any such case, prior to the Distribution Date.

Series A Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Once issued upon exercise of Rights, each share of Series A Preferred Stock will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per share of our common stock. In the event of liquidation, the holders of outstanding shares of Series A Preferred Stock will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per share of our common stock. Each outstanding share of Series A Preferred Stock will have 100 votes, voting together with our common stock. Finally, in the event of any merger, consolidation or other transaction in which our common stock is exchanged, each outstanding share of Series A Preferred Stock will be entitled to receive 100 times the amount received per share of our common stock. These rights are protected by customary antidilution provisions.

Because of the nature of the Series A Preferred Stock’s dividend, liquidation and voting rights, the value of the one one-hundredth interest in a share of Series A Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of our common stock.

In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, the Rights Agreement provides that proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive (subject to adjustment) upon exercise thereof at the then current Purchase Price, that number of shares of our common stock having a market value of two times the Purchase Price. At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of our outstanding common stock, our board of directors may exchange the Rights (other than Rights owned by such person or group, which will have become void), in whole or in part, at an exchange ratio of one share of our common stock, or one one-hundredth of a share of Series A Preferred Stock (or of a share of a class or series of our preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

In the event that we are acquired in a merger or other business combination transaction or 50% or more of our consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the Purchase Price.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price. No fractional shares of Series A Preferred Stock will be issued (other than fractions which are integral multiples of one one-hundredth of a share of Series A Preferred Stock, which may, at our election, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Series A Preferred Stock on the last trading day prior to the date of exercise.

At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 10% or more of our outstanding common stock, our board of directors may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time on such basis with such conditions as our board of directors in its sole discretion may establish.

The terms of the Rights may be amended by our board of directors without the consent of the holders of the Rights, including an amendment to (i) fix a Final Expiration Date later than October 30, 2012, (ii) reduce the Redemption Price or (iii) increase the Purchase Price, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights (other than the Acquiring Person and its affiliates and associates).

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of Arena, including, without limitation, the right to vote or to receive dividends.

Series B Preferred Stock.   On December 24, 2003, we completed the private placement of $35 million of Series B-1 Convertible Preferred Stock to two institutional investors (the “Investors”) pursuant to a Securities Purchase Agreement (the “Securities Purchase Agreement”). We issued an aggregate of 3,500 shares of Series B-1 Convertible Preferred Stock in such transaction.

The Series B-1 Convertible Preferred Stock is convertible into our common stock at a fixed conversion price of $7.50 per share. If not previously converted, we must redeem the Series B-1 Convertible Preferred Stock five years from the original issue date or following request by the holders of the Series B-1 Convertible Preferred Stock to redeem some or all of such shares. We may make any such redemption in cash or, if certain conditions have been met, in shares of our common stock. Dividends on the Series B-1 Convertible Preferred Stock are payable at a rate of 4% per annum either in kind or in shares of our common stock.

In connection with the sale of the Series B-1 Convertible Preferred Stock, we issued to the Investors seven-year Warrants to purchase up to 1,486,200 shares of our common stock at an exercise price of $10.00 per share. We also issued to the Investors Unit Warrants giving such Investors the right to purchase from us for a period of approximately 16 months from December 24, 2003, at their option, up to $11.5 million of Series B-2 Convertible Preferred Stock and additional seven-year Warrants to purchase shares of our common stock. On April 22, 2005, the Investors exercised their Unit Warrants in full and received (i) an aggregate of 1,150 shares of our Series B-2 Convertible Preferred Stock and (ii) seven-year Warrants to purchase an aggregate of 450,000 shares of common stock at an exercise price of $10.00 per share (subject to weighted-average adjustment in certain circumstances).

On March 31, 2006, following our call notice to one of the Investors, Smithfield Fiduciary LLC, such holder exercised its warrants to purchase 829,856 shares of our common stock. In connection with this exercise in full of its warrants, Smithfield claimed that it was entitled to receive exchange warrants that would include a provision that could require us to issue additional exchange warrants in the future. We disagreed with this interpretation and, on June 30, 2006, entered into a Settlement Agreement and Release with Smithfield. As part of the Settlement Agreement and Release we issued Smithfield a new seven-year warrant to purchase 829,856 shares of our common stock at an initial exercise price of $15.49 per share. The new warrant does not contain any right for us, or for the holder to require us, to call the warrant, nor does it provide the holder the right to receive any exchange warrants in the future.

If not previously converted, we must redeem the Series B-2 Convertible Preferred Stock in five years from April 22, 2005, or earlier under certain circumstances, at such shares’ stated value, plus accrued but unpaid dividends thereon to the date of payment and any applicable penalties. We may make any such redemption in cash or, subject to certain conditions, in shares of common stock. The Series B-2 Convertible Preferred Stock is convertible into common stock at a fixed conversion price of $7.00 per share. Otherwise, the Series B-2 Convertible Preferred Stock has substantially identical terms as the Series B-1 Convertible Preferred Stock, as more fully described in the Certificate of Designations relating to the Series B Convertible Preferred Stock (the “Certificate of Designations”).

So long as any shares of Series B Convertible Preferred Stock are outstanding, we cannot, directly or indirectly, (i) incur or guarantee, assume or suffer to exist any debt other than permitted debt, as more fully described in the Securities Purchase Agreement, or (ii) allow or suffer to exist any lien other than permitted liens, as more fully described in the Securities Purchase Agreement.

From the end of the Blockout Period (as defined in the Securities Purchase Agreement) and for so long as an Investor holds 20% of the shares of Series B Convertible Preferred Stock originally purchased by such Investor, we have agreed that we will not, directly or indirectly, effect any Subsequent Placement (as defined in the Securities Purchase Agreement), unless, among other things, we have delivered to each Investor a written notice of any proposed or intended issuance or sale or exchange of the securities being offered in such Subsequent Placement offering to issue and sell to or exchange with each Investor a pro rata portion of fifty percent (50%) of the offered securities, based on such Investor’s pro rata portion of the aggregate purchase price paid by the Investors for all of the shares of Series B Convertible Preferred Stock purchased under the Securities Purchase Agreement.

Each share of Series B Convertible Preferred Stock is entitled to a number of votes equal to the number of shares of our common stock into which it is convertible. Each Investor agrees that for so long as it holds Series B Convertible Preferred Stock, it shall vote its shares of Series B Convertible Preferred Stock and our common stock on all matters in which such Investor is entitled to vote and on which holders of common stock have the right to vote, in the manner recommended by our board of directors to all of our shareholders unless our board of directors elects to permit the Investors to vote such shares in their own discretion.

If a Change of Control (as defined in the Certificate of Designations) occurs before the two-year anniversary of the original issue date of the Series B Convertible Preferred Stock, we can repurchase the Series B Convertible Preferred Stock at a price equal to the greater of 125% of the stated value or the market value (as calculated in the Certificate of Designations) of such shares of Series B Convertible Preferred Stock plus all accrued but unpaid dividends thereon to the date of payment. If such Change of Control occurs following the two-year anniversary of the original issue date of the Series B Convertible Preferred Stock, we can repurchase the Series B Convertible Preferred Stock at a price equal to the greater of 115% of the stated value or the market value (as calculated in the Certificate of Designations) of such shares of Series B Convertible Preferred Stock plus all accrued but unpaid dividends thereon to the date of payment. We can elect to pay any such redemption in shares of our common stock, if certain conditions have been met.

The holders of our Series B-1 Convertible Preferred Stock can require us to redeem all or some of their shares of Series B-1 Convertible Preferred Stock at such shares’ stated value, plus accrued but unpaid dividends thereon to the date of payment and any applicable penalties. The stated value is the original holder’s investment plus any dividends settled by increasing the stated value at the time the dividend is payable.

The holders of our Series B-2 Convertible Preferred Stock will be entitled to require us to redeem their shares of Series B-2 Convertible Preferred Stock at such shares’ stated value, plus accrued but unpaid dividends thereon to the date of payment and any applicable penalties, if, following the 21st month anniversary of the original issue date of the Series B-2 Convertible Preferred Stock, the average of the closing prices of our common stock for any 30 consecutive trading days is below $7.00, which is the conversion price for the Series B-2 Convertible Preferred Stock. Also, the holders of the Series B-2 Convertible Preferred Stock may require us to redeem their shares if we issue common stock or common stock equivalents for an effective net price to us per share less than approximately $5.33 (excluding, among other things, certain common stock and common stock equivalents issued or issuable (i) to our officers, directors, employees or consultants, (ii) in connection with certain strategic partnerships or joint ventures, and (iii) in connection with certain mergers and acquisitions). We can elect to pay any such redemption in shares of our common stock, if certain conditions have been met.

In addition to the foregoing redemption rights, at any time following the occurrence of a “Triggering Event,” a holder of the Series B Convertible Preferred Stock may require us to repurchase all or any portion of the Series B Convertible Preferred Stock then held by such holder at a price per share equal to the greater of 115% of the stated value or the market value (as calculated in the Certificate of Designations) of such shares of Series B Convertible Preferred Stock plus all accrued but unpaid dividends thereon to the date of payment. We can elect to pay such redemption price in shares of our common stock under certain circumstances. “Triggering Event” is specifically defined in the Certificate of Designations, and includes any of the following events: (i) immediately prior to a bankruptcy event; (ii) we fail for any reason to timely deliver a certificate evidencing any securities to a purchaser or the exercise or conversion rights of the holders are otherwise suspended for other than a permissible reason; (iii) any of certain events of default (as set forth in the Registration Rights Agreement with the Series B Convertible Preferred Stock holders) occur and remain uncured for 60 days; (iv) we fail to make any cash payment required under the Series B Convertible Preferred Stock transaction documents and such failure is not timely cured; (v) the issuance of a going concern opinion by our independent registered public accounting firm that is not timely cured; (vi) we breach a section of the Securities Purchase Agreement relating to indebtedness and subordination; or (vii) we default in the timely performance of any other obligation under the Series B Convertible Preferred Stock transaction documents and such default is not timely cured.

Our Stockholders Rights Plan has been amended to provide, among other things, that the Investors will not become “Acquiring Persons” solely by virtue of such purchases and issuances of our common stock in connection therewith.

Anti-Takeover Provisions

Delaware Law.   We are governed by the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless before the date that the person became an “interested stockholder,” our board of directors approved either the “business combination” or the transaction which makes the person an “interested stockholder,” or after the date that the person became an “interested stockholder,” the business combination is approved by our board of directors and the vote of at least 66 2/3% of our outstanding voting stock that is not owned by the “interested stockholder.” Generally, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the stockholder. An “interested stockholder” is a person who either owns 15% or more of our outstanding voting stock or, together with affiliates and associates, owns or, within three prior years, did own, 15% or more of our outstanding voting stock. The statute could have the effect of delaying, deferring or preventing a change in our control.

Bylaw and Certificate of Incorporation Provisions.   Our bylaws provide that special meetings of our stockholders may be called by our board of directors or President. Our amended and restated certificate of incorporation (i) specifies that the authorized number of directors shall be fixed by our board of directors in the manner provided by our bylaws, which provide that the number of directors constituting our board of directors shall be fixed from time to time by resolution passed by a majority of our board of directors and (ii) does not include a provision for cumulative voting for directors. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors. These and other provisions contained in our amended and restated certificate of incorporation and bylaws could delay or discourage transactions involving an actual or potential change in control of us or our management, including transactions in which stockholders might otherwise receive a premium for their shares over then current prices. Such provisions could also limit the ability of stockholders to remove current management or approve transactions that stockholders may deem to be in their best interests and could adversely affect the price of our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, Inc.

Listing on the NASDAQ Global Market

Our common stock is listed on the NASDAQ Global Market under the symbol “ARNA.”

Plan of Distribution

We may sell our common stock covered by this prospectus in any of three ways (or in any combination):

•       to or through underwriters or dealers;

•       directly to one or more purchasers; or

•       through agents.

We may distribute the common stock:

•       from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time;

•       at market prices prevailing at the time of sale;

•       at prices related to the prevailing market prices; or

•       at negotiated prices.

The prospectus supplement or supplements will describe the method of distribution and set forth the terms of the offering of our common stock covered by this prospectus, including:

•       the name or names of any underwriters, dealers or agents;

•       the amounts of securities underwritten or purchased by each of them;

•       the purchase price of the common stock and the proceeds we will receive from the sale;

•       any over-allotment options under which underwriters may purchase additional common stock from us;

•       any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•       the public offering price of the common stock;

•       any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•       any securities exchange or market on which the common stock may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We may determine the price or other terms of the common stock offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.

Underwriters or dealers may offer and sell the offered common stock from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters or dealers are used in the sale of any common stock, the common stock will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions described above. The common stock may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters or dealers. Generally, the underwriters’ or dealers’ obligations to purchase the common stock will be subject to certain conditions precedent. The underwriters or dealers will be obligated to purchase all of the common stock if they purchase any of the common stock, unless otherwise specified in the prospectus supplement. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell the common stock through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the common stock and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the common stock from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents, dealers and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which create a short position. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional shares in this offering described above. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing shares in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the shares that could adversely affect investors who purchase shares in this offering. Stabilizing transactions permit bids to purchase the underlying security for the purpose of fixing the price of the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.

Similar to other purchase transactions, an underwriter’s purchase to cover the syndicate short sales or to stabilize the market price of our common stock may have the effect of raising or maintaining the market price of our common stock or preventing or mitigating a decline in the market price of our common stock. As a result, the price of the shares of our common stock may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the shares if it discourages resales of the shares.

Neither we nor the underwriters makes any representation or prediction as to the effect that the transactions described above may have on the price of the shares. If such transactions are commenced, they may be discontinued without notice at any time.

Legal Matters

The validity of the securities being offered hereby will be passed upon by Cooley Godward LLP, San Diego, California.

Experts

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2005, and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2005, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

Where You Can Find More Information

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.

Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act of 1934 after the date of this prospectus until the termination of the offering of the shares covered by this prospectus (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K):

•       our annual report on Form 10-K for the year ended December 31, 2005 (filed on March 7, 2006);

•       our quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2006 (filed on May 10, 2006) and June 30, 2006 (filed on August 4, 2006);

•       our current reports on Form 8-K filed on January 24, 2006, January 27, 2006, February 3, 2006, March 20, 2006, March 29, 2006, April 19, 2006, May 18, 2006, June 13, 2006, June 16, 2006, July 6, 2006, July 25, 2006, August 1, 2006 and August 14, 2006;

•       the description of our Stockholders Rights Plan contained in our registration statement on Form 8-A filed on November 15, 2002, as amended on December 30, 2003, including any amendments or reports filed for the purposes of updating such description;

•       the description of our common stock contained in our registration statement on Form 8-A, filed on July 26, 2000, including any amendment or reports filed for the purpose of updating such description; and

•       all filings we make with the SEC pursuant to the Exchange Act of 1934 after the date of the initial registration statement, of which this prospectus is a part, and prior to the effectiveness of the registration statement.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Arena Pharmaceuticals, Inc.
6166 Nancy Ridge Drive
San Diego, California 92121
(858) 453-7200
Attn: Investor Relations

This prospectus is part of a registration statement we filed with the SEC. That registration statement and the exhibits filed along with the registration statement contain more information about us and the shares in this offering. Because information about documents referred to in this prospectus is not always complete, you should read the full documents which are filed as exhibits to the registration statement. You may read and copy the full registration statement and its exhibits at the SEC’s public reference rooms or their website.

ARENA PHARMACEUTICALS, INC.

PROSPECTUS

                  , 2006

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.                 Other Expenses of Issuance and Distribution.

The following sets forth the estimated costs and expenses, all of which shall be borne by the Registrant, in connection with the offering of the securities pursuant to this Registration Statement:

Registration Fee	$15,863
Legal Fees and Expenses	$125,000	*
Accounting Fees	$75,000	*
Printer Fees	$50,000	*
Total	$265,863	*

                 * Estimated

Item 15.                 Indemnification of Directors and Officers.

The Bylaws of the Registrant provide for indemnification of the Registrant’s directors and officers to the fullest extent permitted by law. Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the Registrant’s Certificate of Incorporation, Bylaws and the Delaware General Corporation Law (the “DGCL”), the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may include a provision which eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to prohibited dividends or distributions or the repurchase or redemption of stock or (iv) for any transaction from which the director derives an improper personal benefit. The Registrant’s Certificate of Incorporation includes such a provision. As a result of this provision, the Registrant and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

Item 16.                 Exhibits.

Exhibits:	Description
3.1

Fifth Amended and Restated Certificate of Incorporation of Arena Pharmaceuticals, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s quarterly report on Form 10-Q for the period ended June 30, 2002, filed with the Securities and Exchange Commission (the “Commission”) on August 14, 2002, Commission File No. 000-31161)

3.2

Certificate of Amendment of the Fifth Amended and Restated Certificate of Incorporation of Arena Pharmaceuticals, Inc. (incorporated by reference to Exhibit 4.2 to the Registrant’s registration statement on Form S-8, filed with the Commission on June 28, 2006, Commission File No. 333-135398)

3.3

Amended and Restated Bylaws of Arena Pharmaceuticals, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s current report on Form 8-K filed with the Commission on December 21, 2005, Commission File No. 000-31161)

3.4

Certificate of Designations of Series A Junior Participating Preferred Stock of Arena Pharmaceuticals, Inc. (incorporated by reference to Exhibit 3.3 to the Registrant’s quarterly report on Form 10-Q for the period ended September 30, 2002, filed with the Commission on November 14, 2002, Commission File No. 000-31161)

3.5

Arena Pharmaceuticals, Inc. Certificate of Designations of Series B-1 Convertible Preferred Stock and Series B-2 Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s current report on Form 8-K filed with the Commission on December 30, 2003, Commission File No. 000-31161)

4.1

Rights Agreement, dated October 30, 2002, between the Registrant and Computershare Trust Company, Inc. (incorporated by reference to Exhibit 4.1 to the Registrant’s current report on Form 8-K filed with the Commission on November 1, 2002, Commission File No. 000-31161)

4.2

Amendment No. 1, dated December 24, 2003, to Rights Agreement, dated October 30, 2002, between the Registrant and Computershare Trust Company, Inc. (incorporated by reference to Exhibit 4.1 to the Registrant’s current report on Form 8-K filed with the Commission on December 30, 2003, Commission File No. 000-31161)

4.3

Form of common stock certificate (incorporated by reference to Exhibit 4.2 to the Registrant’s registration statement on Form S-1, as amended, filed with the Commission on July 19, 2000, Commission File No. 333-3594)

5.1	Opinion of Cooley Godward LLP
23.1	Consent of Cooley Godward LLP (included as Exhibit 5.1 to this filing)
23.2	Consent of Independent Registered Public Accounting Firm
24.1	Power of Attorney (included on the signature page hereto)

Item 17.                 Undertakings.

The undersigned registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)       Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)        Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)         That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)             Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)         Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)       Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on August 31, 2006.

ARENA PHARMACEUTICALS, INC.
By:	/s/ JACK LIEF
Jack Lief, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jack Lief and Steven W. Spector, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith (including any registration statement relating to this Registration Statement and filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated opposite the name.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signatures	Date
By:	/s/ JACK LIEF	August 31, 2006
Jack Lief, President, Chief Executive Officer and Director
(Principal Executive Officer)
By:	/s/ ROBERT E. HOFFMAN	August 31, 2006
Robert E. Hoffman, CPA, Vice President, Finance and Chief
Financial Officer (Principal Financial and Accounting Officer)
By:	/s/ DOMINIC P. BEHAN	August 31, 2006
Dominic P. Behan, Ph.D., Director
By:	/s/ DONALD D. BELCHER	August 31, 2006
Donald D. Belcher, Director

By:	/s/ SCOTT H. BICE	August 31, 2006
Scott H. Bice, Director

By:	/s/ HARRY F. HIXSON, JR.	August 31, 2006
Harry F. Hixson, Jr., Ph.D., Director
By:	/s/ J. CLAYBURN LA FORCE, JR.	August 31, 2006
J. Clayburn La Force, Jr., Ph.D., Director
By:	/s/ LOUIS J. LAVIGNE, JR.	August 31, 2006
Louis J. Lavigne, Jr., Director
By:	/s/ TINA S. NOVA	August 31, 2006
Tina S. Nova, Ph.D., Director
By:	/s/ CHRISTINE A. WHITE	August 31, 2006
Christine A. White, M.D., Director

EXHIBIT INDEX

Exhibits:	Description
3.1

Fifth Amended and Restated Certificate of Incorporation of Arena Pharmaceuticals, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s quarterly report on Form 10-Q for the period ended June 30, 2002, filed with the Securities and Exchange Commission (the “Commission”) on August 14, 2002, Commission File No. 000-31161)

3.2

Certificate of Amendment of the Fifth Amended and Restated Certificate of Incorporation of Arena Pharmaceuticals, Inc. (incorporated by reference to Exhibit 4.2 to the Registrant’s registration statement on Form S-8, filed with the Commission on June 28, 2006, Commission File No. 333-135398)

3.3

Amended and Restated Bylaws of Arena Pharmaceuticals, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s current report on Form 8-K filed with the Commission on December 21, 2005, Commission File No. 000-31161)

3.4

Certificate of Designations of Series A Junior Participating Preferred Stock of Arena Pharmaceuticals, Inc. (incorporated by reference to Exhibit 3.3 to the Registrant’s quarterly report on Form 10-Q for the period ended September 30, 2002, filed with the Commission on November 14, 2002, Commission File No. 000-31161)

3.5

Arena Pharmaceuticals, Inc. Certificate of Designations of Series B-1 Convertible Preferred Stock and Series B-2 Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s current report on Form 8-K filed with the Commission on December 30, 2003, Commission File No. 000-31161)

4.1

Rights Agreement, dated October 30, 2002, between the Registrant and Computershare Trust Company, Inc. (incorporated by reference to Exhibit 4.1 to the Registrant’s current report on Form 8-K filed with the Commission on November 1, 2002, Commission File No. 000-31161)

4.2

Amendment No. 1, dated December 24, 2003, to Rights Agreement, dated October 30, 2002, between the Registrant and Computershare Trust Company, Inc. (incorporated by reference to Exhibit 4.1 to the Registrant’s current report on Form 8-K filed with the Commission on December 30, 2003, Commission File No. 000-31161)

4.3

Form of common stock certificate (incorporated by reference to Exhibit 4.2 to the Registrant’s registration statement on Form S-1, as amended, filed with the Commission on July 19, 2000, Commission File No. 333-3594)

5.1	Opinion of Cooley Godward LLP
23.1	Consent of Cooley Godward LLP (included as Exhibit 5.1 to this filing)
23.2	Consent of Independent Registered Public Accounting Firm
24.1	Power of Attorney (included on the signature page hereto)